EXHIBIT 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (the "Registration Statement") of our estimates of reserves of The Exploration Company of Delaware, Inc. (the "Company"), included in the Company's Annual Report on Form 10-K, for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

NETHERLAND SEWELL & ASSOCIATES, INC.

By:   /s/ C.H. Scott Rees

C.H. (Scott) Rees III, P.E.
President and Chief Operating Officer
Dallas, Texas
April 25, 2006